Exhibit 10.23

                                     FOURTH
                               CONTRACT EXTENSION



Fair, Isaac and Company, Inc. and William R. Fair hereby extend the contract between them for Mr. Fair's services as a consultant to the Company for an additional year, that is from April 1, 1995 through March 31, 1996, all other terms and conditions remaining the same as in the original contract.

In witness whereof, the parties have executed this contract extension as of this 7th day of April, 1995.






Fair, Isaac and Company, Incorporated





By:  Larry E. Rosenberger                              William R. Fair
     -------------------------------------             -----------------------
           Larry E. Rosenberger                           William R. Fair
           President and CEO